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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  December 21, 2000
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                   Wells Real Estate Investment Trust, Inc.
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            (Exact name of registrant as specified in its charter)


                                   Maryland
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                (State or other jurisdiction of incorporation)


         0-25739                                            58-2328421
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(Commission File Number)                       (IRS Employer Identification No.)


         6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092
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              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code   (770) 449-7800
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         (Former name or former address, if changed since last report)
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Item 2.            Acquisition of Assets

Stone & Webster Building

Purchase of the Stone & Webster Building.  On December 21, 2000, Wells Operating
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Partnership, L.P. ("Wells OP"), a Delaware limited partnership formed to acquire, own, lease and operate real properties on behalf of Wells Real Estate Investment Trust, Inc. (the "Registrant"), a Maryland corporation, purchased a six-story office building with approximately 312,564 rentable square feet located at 1430 Enclave Parkway, Harris County, Houston, Texas ("Stone & Webster Building"). Wells OP purchased this building from Cardinal Paragon, Inc. ("Cardinal"), a Texas corporation, pursuant to that certain Agreement of Purchase and Sale of Property between Cardinal and Wells OP, as amended to date. Cardinal purchased the Stone & Webster Building in a sale-leaseback transaction from Enclave Parkway Realty, Inc., an affiliate of Stone & Webster, Inc. ("Stone & Webster"), on December 21, 2000. Cardinal is not in any way affiliated with the Registrant or Wells Capital, Inc., the Advisor to the Registrant.

     The purchase price for the Stone & Webster Building was $44,970,000. Wells OP also incurred additional acquisition expenses in connection with the purchase of the Stone & Webster Building, including attorneys' fees, recording fees, structural report and environmental report fees, and other closing costs, of approximately $45,000. In order to finance part of the acquisition of the Stone & Webster Building, Wells OP obtained an acquisition loan of $35,900,000 from Guaranty Federal Bank, F.S.B. ("Guaranty Federal Loan") and $3,000,000 in seller financing from Cardinal ("Seller Financing").

     An independent appraisal of the Stone & Webster Building was prepared by Abbot & Associates, Inc., real estate appraisers, as of November 20, 2000, pursuant to which the market value of the 9.96 acre parcel of land containing the leased fee interest subject to the leases described below was estimated to be $46,500,000 and the 4.34 acre surplus land was estimated to be $1,890,000, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the Stone & Webster Building will continue operating at a stabilized level with the tenants described below occupying 100% of the rentable area, and is not necessarily an accurate reflection of the fair market value of the property or the net proceeds which would result from an immediate sale of this property. Wells OP also obtained an environmental report and an engineering inspection report prior to the closing evidencing that the condition of the land and the Stone & Webster Building were satisfactory.

Description of the Loans.  The Guaranty Federal Loan in the amount of
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$35,900,000 requires monthly payments of interest only and matures on December
20, 2001. In the event that the principal balance of the loan is not repaid in full by March 31, 2001, Wells OP is required to make a principal payment of $6,000,000 on such date. The interest rate on the Guaranty Federal Loan is an annual variable rate equal to the London InterBank Offered Rate ("LIBOR") for a 30-day period plus 250 basis points if the principal balance of the loan is in excess of $25,900,000; 200 basis points if the principal balance of the loan is between $24,195,001 and $25,900,000; and 180 basis points if the principal balance of the loan is less or equal to $24,195,000. As of December 29, 2000, the principal balance of the Guaranty Federal Loan was $32,400,000 and the interest rate was 9.030% per annum on the first $21,900,000 of this loan balance and 9.125% per annum on the remaining $10,500,000 of the balance. The Guaranty Federal Loan is secured by a first priority mortgage against the Stone & Webster Building.

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     The Seller Financing consists of a $3,000,000 loan to Wells OP from
Cardinal. The Seller Financing requires the payment of the full principal balance plus accrued interest on the earlier of: (i) December 20, 2001, or (ii) the date that the Guaranty Federal Loan is repaid in full. The interest rate on the Seller Financing is 6% per annum. The Seller Financing is secured by a second priority mortgage against the Stone & Webster Building.

Description of the Stone & Webster Building and Site.  The Stone & Webster
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Building, which was completed in 1994, is a six-story office building containing approximately 312,564 rentable square feet located on a 9.96 acre tract of land. In addition, this site includes 4.34 acres of unencumbered land available for expansion. The first four floors of the Stone & Webster Building are occupied by Stone & Webster, and the fifth and sixth floors are occupied by SYSCO Corporation ("SYSCO").

Location of the Stone & Webster Building.  The Stone & Webster Building is
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located in a growing area with nearby access to the Houston freeway system, employment centers and shopping centers. The site is within two miles of Interstate 10 near the intersection of Briar Forest Drive and Dairy Ashford Road. There is a planned development to the southeast of the site known as Westchase which comprises 1,347 acres of land developed for a variety of uses such as high-rise office buildings, office/warehouse buildings, apartment complexes, condominium projects, retail shopping centers and hotels.

The Stone & Webster Lease.  Stone & Webster occupies 206,048 rentable square
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feet (floors 1 through 4) of the Stone & Webster Building under an Office
Building Lease between Wells OP and Stone & Webster ("Stone & Webster Lease") entered into at closing. The current term of the Stone & Webster lease is ten years, which commenced on December 21, 2000, and expires on December 20, 2010. Stone & Webster has the right to extend the Stone & Webster Lease for two additional five-year periods of time for a base rent equal to the greater of (i) the last year's rent, or (ii) the then-current "fair market rental value." In the event that the parties cannot agree upon the fair market rental value, such value shall be determined in accordance with the appraisal procedure contained in the Stone & Webster Lease.

     Stone & Webster, which was founded in 1889 as an electrical testing laboratory and consulting firm, has evolved into a global organization employing more than 5,000 people worldwide. Stone & Webster is a full-service engineering and construction company offering managerial and technical resources for solving complex energy, environmental, infrastructure and industrial challenges.

     The Stone & Webster Lease is guaranteed by The Shaw Group, Inc., the parent company of Stone & Webster. Shaw Group is the largest supplier of fabricated piping systems and services in the world. Shaw Group distinguishes itself by offering comprehensive solutions consisting of integrated engineering and design, pipe fabrication, construction and maintenance services and the manufacture of specialty pipe fittings and supports to the power generation, crude oil refining, chemical and petrochemical processing and oil and gas exploration and production industries. Shaw Group has approximately 13,000 employees with offices in the United States, Australia, Canada, the United Kingdom, Venezuela and Bahrain. Shaw Group had net income of approximately $18.1 million on revenues of approximately $494 million for the fiscal year 1999, and had a net worth of over $174 million.

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     The annual base rent payable under the Stone & Webster Lease is $4,533,056
($22 per square foot) payable in monthly installments of $377,754.67 for the first five years of the lease term and $5,213,014 ($25.30 per square foot) payable in monthly installments of $434,417.83 for the remainder of the lease term.

     Pursuant to the Stone & Webster Lease, Stone & Webster is required to pay its proportionate share of taxes relating to the Stone & Webster Building and all operating costs incurred by the landlord in maintaining and operating the Stone & Webster Building, including garbage and waste disposal, janitorial service and window cleaning, security, insurance, water and sewer charges, wages, salaries and employee benefits of all employees engaged in the operation, maintenance and management of the building, indoor and outdoor landscaping, utilities and repairs, replacements and general maintenance. Wells OP, as the landlord, will be responsible for maintaining the common areas of the building, the roof, foundation, exterior walls and windows, load bearing items and the central heating, ventilation and air conditioning, electrical, mechanical and plumbing systems of the building.

The SYSCO Lease.  SYSCO currently occupies 106,516 rentable square feet (floors
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5 and 6) of the Stone & Webster Building under a Lease Agreement ("SYSCO
Lease"). The landlord's interest in the SYSCO Lease was assigned to Wells OP at the closing. The initial term of the SYSCO Lease is ten years, which commenced on October 1, 1998, and expires on September 30, 2008.

     SYSCO is the largest marketer and distributor of foodservice products in North America. SYSCO operates from 101 distribution facilities and provides its products and services to about 356,000 restaurants and other users across the United States and portions of Canada. SYSCO distributes a wide variety of fresh and frozen meats, seafood, poultry, fruits and vegetables, plus bakery products, canned and dry foods, paper and disposable products, sanitation items, dairy foods, beverages, kitchen and tabletop equipment, as well as medical and surgical supplies. SYSCO had net income of approximately $362 million on revenues of approximately $17 billion for the fiscal year ending July 2000, and had a net worth of over $1.4 billion.

     The annual base rent payable under the SYSCO Lease is $2,130,320 ($20 per square foot) payable in monthly installments of $177,526.67 for the first five years of the lease term and $2,236,836 ($21 per square foot) payable in monthly installments of $186,403 for the remainder of the lease term.

     Pursuant to the SYSCO Lease, SYSCO is required to pay its proportionate share of taxes and operating costs incurred by the landlord in maintaining and operating the Stone & Webster Building, including supplies and materials, utilities, insurance and repairs, replacements, general maintenance and wages and salaries (including management fees not to exceed 3% of gross revenues attributable to the building) of all employees engaged in such operation.

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Metris Minnetonka Building

Purchase of the Metris Minnetonka Building.  On December 21, 2000, Wells OP
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purchased a nine-story office building with approximately 300,633 rentable square feet located at 10900 Wayzata Boulevard, Minnetonka, Minnesota ("Metris Minnetonka Building"). Wells OP purchased the Metris Minnetonka Building from Opus Northwest, L.L.C., a Delaware limited liability company ("Opus"), pursuant to that certain Purchase Agreement dated October 31, 2000 (the "Metris Agreement") between Opus and Wells Capital, Inc., the Advisor to the Registrant. Opus is not in any way affiliated with the Registrant or the Advisor.

     The rights under the Metris Agreement were assigned by the Advisor, the original purchaser under the Metris Agreement, to Wells OP at closing. The purchase price for the Metris Minnetonka Building was $52,800,000. Wells OP also incurred additional acquisition expenses in connection with the purchase of the Metris Minnetonka Building, including attorneys' fees, recording fees, loan fees, and other closing costs, of approximately $100,000. In order to finance the acquisition of the Metris Minnetonka Building, Wells OP obtained $52,800,000 in loan proceeds by drawing down on an existing line of credit with SouthTrust, N.A.

     An independent appraisal of the Metris Minnetonka Building was prepared by CB Richard Ellis, Inc., real estate appraisers, as of October 26, 2000, pursuant to which the market value of the land and the leased fee interest subject to the lease described below was estimated to be $52,800,000, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the Metris Minnetonka Building will continue operating at a stabilized level with Metris Direct, Inc. ("Metris") occupying 100% of the rentable area, and is not necessarily an accurate reflection of the fair market value of the property or the net proceeds which would result from an immediate sale of this property. Wells OP also obtained an environmental report and an engineering inspection report prior to the closing evidencing that the condition of the land and the Metris Minnetonka Building were satisfactory.

Description of the Metris Minnetonka Building and Site.  As set forth above, the
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Metris Minnetonka Building is a nine-story office building containing approximately 300,633 rentable square feet. The Metris Minnetonka Building was completed in August 2000. The Metris Minnetonka Building is leased to Metris as its corporate headquarters. The Metris Minnetonka Building is Phase II of a two phase office complex known as Crescent Ridge Corporate Center. Phase I of Crescent Ridge Corporate Center is an eight-story multi-tenant building which is connected to the Metris Minnetonka Building by a single-story restaurant link building. Neither Phase I of Crescent Ridge Corporate Center nor the connecting restaurant are owned by Wells OP.

     The Metris Minnetonka Building is constructed of fire-proofed steel frames with reinforced concrete masonry floors and roofs. The exterior is earth tone cast stone and reflective glass with marble medallion accents. The building features state of the art technology capabilities, including fiber optic cabling, individual heating and cooling controls for every 1,200 square feet of tenant space, a combination of fluorescent and parabolic lighting, a wet sprinkler system, and four computer-controlled traction passenger elevators with 2,500 pound maximum capacity. Each floor contains approximately 34,000 square feet. The office areas and hallways

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are carpeted, the flooring in the restrooms is ceramic tile and the flooring in the lobby is natural stone. Drop acoustical ceilings are installed in the office areas at the nine foot level. Other amenities at the Metris Minnetonka Building include a conference center, a full service cafeteria, two-story vaulted lobbies, a fitness area and locker facilities and a card access system. The Metris Minnetonka Building is located on an irregularly shaped 13.58 acre site which overlooks a large adjoining wetland area.

Location of the Metris Minnetonka Building.  The Metris Minnetonka Building is
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located in Minnetonka, Minnesota, which is a western suburb of Minneapolis.  The site is located within the Interstate 394 corridor at the northeast corner of Interstate 394 and County Road 73 (Hopkins Crossroads). The Interstate 394 corridor contains approximately 6,500,000 square feet in office space and is an attractive location for, among other reasons, its proximity to Minneapolis/St. Paul, its proximity to executive housing around Lake Minnetonka and the Minneapolis lakes area and its proximity and accessibility to labor markets. Among other corporate headquarter locations located within the Interstate 394 corridor are Cargill, Carlson Companies, General Mills, Life USA, and Travelers Express. There are significant limitations on new developments within the Interstate 394 corridor which is anticipated to result in a supply constrained situation and projected low vacancy rates.

Description of Metris Lease.    Metris occupies all 300,633 rentable square feet
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of the Metris Minnetonka Building pursuant to that certain Multitenant Office
Lease Agreement dated March 29, 1999, as amended to date ("Metris Lease"). The Metris Lease commenced on September 1, 2000 and has an expiration date of December 31, 2011. Metris has the right to renew the Metris Lease for an additional five-year term with not less than 18 months notice prior to the expiration of the initial term at "fair market rent," but in no event less than the basic rent payable in the immediate preceding period. In the event that the parties cannot agree upon the fair market rent for the renewal term, the fair market rent will be determined in accordance with the appraisal provisions of the Metris Lease.

     Metris is a principal subsidiary of Metris Companies, Inc. ("Metris Companies"), a publicly traded company listed on the New York Stock Exchange (symbol MXT) which has guaranteed the Metris Lease. Metris Companies is an information-based direct marketer of consumer credit products and fee based services primarily to moderate income consumers. Metris Companies consumer credit products are primarily unsecured credit cards issued by its subsidiary, Direct Merchants Credit Card Bank. Metris Companies customers and prospects include individuals for whom credit bureau information is available and existing customers of a former affiliate, Fingerhut Corporation. Metris Companies markets its fee based services, including debt waiver programs (credit insurance for death or disability), membership clubs, extended service plans and third party insurance, to its credit card customers. For calendar year 1999, Metris Companies had net income of approximately $115 million on revenues of approximately $1.369 billion, and reported a net worth, as of December 31, 1999, of approximately $623 million. Metris Companies employs approximately 3,400 people. Metris Companies carries a B+ rating by S & P for its senior debt, with a stable outlook.

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     Rental income for the initial 136-month term is summarized as follows:

          Dates                        Annual Net Rent        PSF
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     Sept. '00 - Dec. '06                $4,960,445             $16.50
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     Jan. '07 - Dec. '09                 $5,576,742             $18.55
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     Jan. '10 - Dec. '10                 $6,178,008             $20.55
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     Jan. '11 - Dec. '11                 $6,478.641             $21.55
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     While Metris has been granted rental concessions under the Metris Lease,
Opus has agreed to cover the free rent, so as to yield the above net effective rates to Wells OP. In addition, Metris is required to pay annual parking and storage fees of $132,384 through December 2006 and $164,052 payable on a monthly basis for the remainder of the lease term.

     Pursuant to the Metris Lease, Metris is required to pay 100% of operating costs incurred by the landlord in maintaining and operating the Metris Minnetonka Building, including all property taxes, insurance premiums, maintenance and repair costs, steam, electricity, water, sewer, gas and other utility charges, fuel, lighting, window washing, janitorial services and reasonable management fees (not to exceed 1.75% of gross revenues from the Metris Minnetonka Building). Wells OP, as the landlord, will be responsible for repair and maintenance of the foundations, exterior walls and roof of the Metris Minnetonka Building and the electrical, mechanical, plumbing, heating and air conditioning systems.

     The Metris Lease also contains a construction warranty pursuant to which the landlord has warranted to Metris that the tenant improvements and related materials, equipment and installation shall be free from defects in workmanship and shall conform to the plans and specifications. The landlord is obligated to repair, correct or replace, as necessary, any defective item occasioned by a breach of such warranty if notified by Metris within one year from the commencement date of the Metris Lease. Pursuant to the Metris Agreement, however, Opus has assumed the obligation for any such repairs so long as Wells OP notifies Opus of any claims by Metris under the construction warranty no later than January 20, 2002.

Property Management Fees

     Wells Management Company, Inc. ("Wells Management"), an affiliate of the Registrant, has been retained to manage and lease both the Stone & Webster Building and the Metris Minnetonka Building. The Registrant shall pay management and leasing fees to Wells Management in the amount of 4.5% of gross revenues from the Stone & Webster Building and the Metris Minnetonka Building, subject to certain limitations.

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Item 7.  Financial Statements and Exhibits.

       (a)  Financial Statements. Since it is impracticable to provide the
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required financial statements for the acquired real properties described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before March 6, 2001, by amendment to this Form 8-K, which date is within the 60-day period allowed to file such an amendment.

       (b)  Pro Forma Financial Information. See Paragraph (a) above.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             WELLS REAL ESTATE INVESTMENT
                                             TRUST, INC. (Registrant)



                                             By:/s/ Leo F. Wells
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                                                 Leo F. Wells, III
                                                 President

Date:  December 29, 2000